UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2008

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2008, the stockholders of Taylor Capital Group, Inc. (the "Company") re-elected Bruce W. Taylor, Ronald Bliwas, Ronald D. Emanuel, Mark A. Hoppe, Edward McGowan, Louise O'Sullivan, Melvin E. Pearl, Shepherd G. Pryor IV, Jeffrey W. Taylor, Richard W. Tinberg, and Mark L. Yeager to the Company's Board of Directors to hold office for a one year term until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

On June 12, 2008, the stockholders of the Company also approved the amendment and restatement of the Company's 2002 Incentive Compensation Plan (the "Plan"). The amendment and restatement of the Plan increased the total number of shares of the Company's common stock reserved for issuance under the Plan by 800,000 shares and allows the Company to deduct performance-based awards granted pursuant to the Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Plan was amended to ensure the Company's ability to continue to attract and retain highly competent people to serve as the Company's, or the Company's subsidiaries', officers, key employees, directors and consultants by providing them opportunities to acquire shares of the Company's stock, or to receive monetary payments based on the value of the Company's stock. The Company's officers, employees, directors and consultants as well as those of the Company's subsidiaries are eligible to receive awards under the Plan. All of the Company's directors and employees are eligible to participate in the Plan.

The Plan authorizes awards of options (non-qualified and incentive stock options), stock appreciation rights, restricted stock and performance awards. The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee may grant awards under the Plan to officers, employees and directors of, and consultants to, the Company and its subsidiaries. The Compensation Committee also has broad discretion, subject to the terms of the Plan, to select the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule (including any accelerated vesting that may occur upon a change in control of the Company) or other restrictions applicable to, awards.

The Plan will terminate on the earliest to occur of (1) termination of the Plan by the Company's Board of Directors, (2) the date no shares remain available for grant under the Plan, or (3) June 12, 2018. Awards granted before the termination of the Plan may extend beyond that date in accordance with their terms. The Board of Directors is permitted to amend the Plan subject to any stockholder approval required by law, regulation or stock exchange rule. Also, no amendment, without the participant's consent, may reduce the amount of an award or adversely change its terms and conditions.

The foregoing description of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 12, 2008, the Company issued a press release announcing that at its Annual Meeting of Stockholders, Company stockholders re-elected all eleven directors to the Board of Directors to hold office for a one year term. Stockholders also approved the amendment and restatement of the Plan, and the ratification of the selection of KPMG LLP to serve as the Company's independent registered public accounting firm. A copy of the Company's press release is furnished as Exhibit 99.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Amended and Restated Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (incorporated by reference from Appendix A of the Company's Proxy Statement filed April 29, 2008).

99.2 Taylor Capital Group, Inc. press release dated June 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (incorporated by reference from Appendix A of the Company's Proxy Statement filed April 29, 2008).
99.2	Taylor Capital Group, Inc. press release dated June 12, 2008.